                 Exhibit 99.1

JLL Income Property Trust
Acquires South Louisville Distribution Center

Chicago (Jan. 11, 2022) – JLL Income Property Trust, an institutionally managed daily NAV REIT (NASDAQ: ZIPTAX; ZIPTMX; ZIPIAX; ZIPIMX) with $5.9 billion in portfolio assets, today announced the acquisition of South Louisville Distribution Center, a 327,000-square-foot, newly constructed Class A industrial property strategically located in the Bullitt County industrial submarket, one of Louisville’s top locations for industrial properties. The purchase price was $39.5 million.

The property is fully leased for seven years to Rivian, an electric vehicle automaker and automotive technology company which recently completed a successful initial public offering. The lease includes annual rent increases of 2.75 percent.

“South Louisville Distribution Center is an excellent fit within our geographically diversified industrial portfolio given its location near irreplaceable transportation infrastructure, state-of-the-art construction and the positive dynamics of Louisville’s industrial market,” said Allan Swaringen, JLL Income Property Trust President and CEO. “The Bullitt County submarket has also been a recent benefactor of supply constraints in the closer-in airport industrial submarket, with limited big-box vacancy, which should continue to create strong demand for industrial space there. We have high conviction in the overall warehouse property sector and its ability to create stable, long-term cashflow, which is why we continue to view it as an overweight allocation for our portfolio.”

JLL Income Property Trust’s aggregate industrial allocation is now over $1.7 billion of warehouse holdings in 54 properties across 13 key markets, representing the second largest property type allocation in the portfolio.

Completed in August 2021, the property includes Class A features such as cross docking, 36-foot clear heights and LED lighting.

According to LaSalle Research & Strategy, Louisville is an overweight market whose merit is driven by an above average return outlook, lower volatility and strong rent growth expectations. Louisville’s central location at the confluence of major Interstate highways including I-64, I-65, and I-71, reinforcing JLL Income Property Trust’s research-led industrial strategy focused on acquiring properties with primary access to critical hubs of distribution and transportation infrastructure. The property is a short drive from major distribution hubs including UPS Worldport (Air Distribution Hub), UPS Centennial Hub (Ground Distribution Hub) and Louisville International Airport. The Louisville industrial market’s vacancy rate is just 3.7 percent, below the 4 percent national average vacancy for industrial.

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JLL Income Property Trust is an institutionally managed, daily NAV REIT that brings to investors a growing portfolio of commercial real estate investments selected by an institutional investment management team and sponsored by one of the world’s leading real estate services firms.

For more information on JLL Income Property Trust, please visit our website at www.jllipt.com.
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About Jones Lang LaSalle Income Property Trust, Inc. (NASDAQ: ZIPTAX; ZIPTMX; ZIPIAX; ZIPIMX),
Jones Lang LaSalle Income Property Trust, Inc. is a daily NAV REIT that owns and manages a diversified portfolio of high quality, income-producing residential, industrial, grocery-anchored retail, healthcare and office properties located in the United States. JLL Income Property Trust expects to further diversify its real estate portfolio over time, including on a global basis. For more information, visit www.jllipt.com.
About LaSalle Investment Management
LaSalle Investment Management is one of the world's leading real estate investment managers. On a global basis, LaSalle manages approximately $76 billion of assets in private and public real estate property and debt investments as of Q3 2021. LaSalle's diverse client base includes public and private pension funds, insurance companies, governments, corporations, endowments and private individuals from across the globe. LaSalle sponsors a complete range of investment vehicles including separate accounts, open- and closed-end funds, public securities and entity-level investments. For more information please visit http://www.lasalle.com.
Valuations, Forward Looking Statements and Future Results
This press release may contain forward-looking statements with respect to JLL Income Property Trust. Forward-looking statements are statements that are not descriptions of historical facts and include statements regarding management’s intentions, beliefs, expectations, research, market analysis, plans or predictions of the future. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. Past performance is not indicative of future results and there can be no assurance that future dividends will be paid.

Contacts:
Scott Sutton
LaSalle Investment Management
Telephone: +1 224 343 5538
Email: scott.sutton@lasalle.com

Doug Allen
Dukas Linden Public Relations
Telephone: +1 646 722 6530
Email: JLLIPT@DLPR.com

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